Exhibit 99.2

Investor Presentation Networked, Harmonized, Optimized, Live. October 2020 CC Neuberger Principal Holdings I

Disclaimer

This investor presentation (this "Presentation") is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the "Business Combination") between CC Neuberger Principal Holdings 1 ("CCN") and E2open, LLC (the "Company"). The information contained herein does not purport to be all-inclusive and none of CCN, the Company or their respective directors, officers, stockholders or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation or any other written or oral communication communicated to the recipient in the course of the recipient's evaluation of the Company or CCN.

This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of CCN, the Company, or any of their respective affiliates. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.

The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of CCN and the Company and is intended for the recipient hereof only.

No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon them merits of the Business Combination or the accuracy or adequacy of this Presentation.

Forward-Looking Statements
Certain statements in this Presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or CCN's or the Company's future financial or operating performance. For example, projections of future Revenue, Pro Forma Adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by CCN and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against CCN, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of CCN, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company's estimates of expenses and profitability; and (12) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in CCN's final prospectus relating to its initial public offering dated April 23, 2020.

Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither CCN nor the Company undertakes any duty to update these forward-looking statements.

Non-GAAP Financial Measures
This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP") including, but not limited to, Pro Forma Adjusted EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company's financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company's presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the appendix found at the end of this Presentation for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP.

This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

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Disclaimer (Cont'd)

Use of Projections
This Presentation contains financial forecasts with respect to the Company's projected financial results, including Revenue and Pro Forma Adjusted EBITDA, for the Company's fiscal years 2021 through 2022. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Actual results may differ as a result of the completion of the Company's quarter-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. Neither the Company's nor CCN's independent registered accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary financial information.

Industry and Market Data
In this Presentation, CCN and the Company rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither CCN nor the Company has independently verified the accuracy or completeness of any such third-party information. You are cautioned not to give undue weight to such industry and market data.

This Presentation may include trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the ™, ℠, ©, or ® symbols, but CCN and the Company will assert, to the fullest extent under applicable law, the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

Additional Information
In connection with the proposed Business Combination, including the domestication of CCN as a Delaware corporation, CCN intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement and a preliminary prospectus of CCN, and after the registration statement is declared effective, CCN will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Investor Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. CCN's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about CCN, the Company and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of CCN as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: CC Neuberger Principal Holdings I, 200 Park Avenue, New York, NY 10166.

Participants in the Solicitation
CCN and its directors and executive officers may be deemed participants in the solicitation of proxies from CCN's shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in CCN is contained in CCN's final prospectus related to its initial public offering dated April 23, 2020, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to CC Neuberger Principal Holdings I, 200 Park Avenue, New York, NY 10166. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of CCN in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Safe Harbor Statement
Please remember that during the course of this call, the CC Neuberger Principal Holdings I and E2open teams may make forward-looking statements within the meaning of the Federal Securities Laws. These statements are based on their current expectations and beliefs and involve risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. Please refer to the CC Neuberger Principal Holdings I filings with the Securities and Exchange Commission, the accompanying presentation, and the company's press release issued today for a detailed discussion of the risks that could cause actual results to differ materially from those expressed or implied in any forward-looking statements made today.

Please note that during this call and in the accompanying presentation, management will refer to certain non-GAAP financial measures, such as Adjusted Gross Profit, Adjusted EBITDA, Pro Forma Adjusted EBITDA, among others. While the company believes these non-GAAP financial measures provide useful information for investors, the presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Please refer to today's presentation available on CC Neuberger Principal Holdings' website and filed with the SEC on its website for a reconciliation of the non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP. In addition, this presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertained or accessible, CC Neuberger Principal Holdings I is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP measure without unreasonable effort. Consequently, this presentation does not include disclosure of estimated comparable GAAP measures and no reconciliation of the forward-looking statement, forward-looking non-GAAP financial measures is included.

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Today's Participants

CC Neuberger Principal Holdings I



Chinh Chu

Founder & CEO

- *30+ years of investment and private equity experience, including 25 years at Blackstone*



Charles Kantor

Director

- *27 years of public market investing experience, including 20 years at Neuberger Berman*



Douglas Newton

EVP, Corporate Development

- *16 years of investment and private equity experience across different industries*

E2open



Michael Farlekas

President & CEO

- *25 year supply chain software executive with operational, commercial and leadership expertise*



Jarett Janik

CFO

- *24+ years of senior finance and leadership positions*



Pawan Joshi, PhD

EVP, Products & Strategy

- *17+ years at E2open with expertise in supply chain strategy, operations and technology*

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Investment Thesis

1 Unique Exposure to Attractive Tailwinds

- **Large and growing TAM** with **significant white space (>85%)**
- **Secular tailwinds** underpinning **durable growth** for supply chain management (SCM) software

$45bn+ TAM[1]

12%+ TAM CAGR ('21E-'24E)

2 Extremely High Quality Business

- **End-to-end, 100% cloud-based SaaS** platform
- Unique, **proprietary self-reinforcing network** and **data**
- **Mission-critical, embedded** solutions
- Sticky, long-term **blue-chip customer relationships**

~95% Gross Retention[2]

3 Compelling Entry Valuation

- **Attractive entry valuation**
- **Substantial upside** compared to peers



7.0 x
10.7 x
21.3 x
34.7 x
EV / CY21E[3] Revenue
EV / CY21E[3] Adj. EBITDA
E2open
SCM Tech[4]

4 Significant Sponsor Value Creation Opportunity

- **Revenue growth acceleration**
- **Accretive acquisitions** – transformative and tuck-in
- **Data and analytics** – Dun & Bradstreet experience
- **Investor communication** as a business strategy



Revenue Growth Acceleration
Accretive Acquisitions
Data and Analytics
Investor Comm.

[1] ~$45bn TAM represents combined TAM from North America and Europe. TAM is based on bottoms-up build by industry, company size and level of supply chain complexity.
[2] Management estimate of normalized churn, excluding the impact of acquisition and COVID-19 related churn.
[3] FY22E is used for E2open given its February FYE. Adj. EBITDA represents Pro Forma Adj. EBITDA for E2open.
[4] SCM Tech peers include Descartes Systems, Kinaxis, Manhattan Associates and SPS Commerce. Market data as of 9/11/2020.

5

Sponsor Value Creation Strategy

Revenue Growth Acceleration

- **Existing Customers**
  - Deepen penetration: pursue $1 billion of white space in installed base
- **New Logos**
  - Sales force investments and enhancements
  - Strategic channel partnerships
  - Sponsor relationships and network
- Price value maximization

Accretive Acquisitions

- Numerous actionable opportunities
  - 3 large and transformative
  - Long list of smaller tuck-ins
- Highly accretive
  - Significant cost synergies
  - Revenue acceleration
- Enhance strategic positioning: product offering, data and network capabilities and customer / geographic penetration
- Add customers and applications to enhance cross-sell opportunity
- Public currency and de-levered balance sheet create greater flexibility

Data and Analytics

- Significant experience and expertise from Dun & Bradstreet
- Provide additional value to customers, leveraging proprietary network and data
- Strengthen network effects of business model
- Significant revenue opportunity – conservatively not included in projections

Investor Communication as a Business Strategy

- Proper positioning of company to ensure linkage between market value and intrinsic value
  - Embed appropriate conservatism in guidance
  - Provide broad financial ranges
  - Focus on longer-term growth and KPIs
- Elevate ESG positioning by emphasizing heightened transparency and accountability

6

Transaction Summary

- Enterprise Value of $2.57bn[1] based on 21.3x FY22E Pro Forma Adj. EBITDA of $121mm (February FYE)
- Transaction will be structured as an Up-C with the Company entering into a customary tax receivable arrangement with existing E2open owners as part of the transaction
- Existing E2open owners will retain approximately 60% of their current stake, will own 38% of the PF company and will be issued 16 million RSUs, 10 million vesting at $13.50 and 6 million vesting at $15.00
- CC Neuberger to convert 2.5 million Founder Shares into Performance Shares vesting at $13.50

Pro Forma Valuation ($ in mm)

CC Neuberger Illustrative Share Price	$ 10.00
Pro Forma Shares Outstanding (mm)[1]	206.5
Equity Value	**$ 2,065**
Net Debt[1]	500
Enterprise Value[1]	**$ 2,565**

Valuation and Leverage Multiples		
	FY22E Revenue Multiple	7.0 x
	FY22E Pro Forma Adj. EBITDA Multiple	21.3 x
	PF Net Leverage[5]	4.1 x

Fiscal Year Ending in February

Cash Sources and Uses ($ in mm)

SPAC Cash in Trust[2]	$ 414
Forward Purchase Agreement	200
PIPE Investment	520
Total Sources	**$ 1,134**
Cash to Existing E2open Owners	$ 638
Debt Paydown	434
Transaction Fees & Expenses[3]	63
Total Uses	**$ 1,134**

Pro Forma Ownership[4]



SPAC Shareholders 20%
FPA Sponsor 10%
SPAC Founders 7%
PIPE Shareholders 25%
Existing E2open Owners 38%

[1] Enterprise value calculated based upon $2,065mm equity value and $500mm of net debt based on the expected capital structure at close of transaction. Equity value includes 206.5mm shares outstanding. Excludes shares underlying warrants ($11.50 strike price). Ascribes no value to net present value of net operating losses or other potential attributes.
[2] Assumes no redemptions from PCPL trust account.
[3] Includes financing fees and Original Issue Discount.
[4] Based on a PF share count of 206.5mm. Fully distributed ownership figures do not reflect impact from RSUs, warrants or management options and assume no redemptions.
[5] Based on FY22E Pro Forma Adj. EBITDA.

7

Company Highlights Financial Overview Valuation Overview Appendix I II III IV 8

9 Build the most comprehensive and capable end - to - end global supply chain software ecosystem combining networks , data and applications to deliver enduring customer value Our Mission E2open Orchestrates Global Supply Chains for the World’s Largest Companies

E2open at a Glance

E2OPEN

100% Cloud-Based SaaS Platform

- Multi-enterprise **network** combining **data** with best-in-class **intelligent applications**
- **Integrated cloud platform** delivering **meaningful ROI** across supply chain
- **First mover advantages** from **data connectors** and **harmonization**
- **Long-term relationships** with blue-chip, large **enterprise customer base**

$367mm FY22E Revenue	**73%** FY22E Gross Margin	**33%** FY22E Pro Forma Adj. EBITDA Margin	**83%** FY22E Subscription Revenue
~95% Gross Retention[1]	**~107%** Net Retention[1]	**14 years** Top 100 Customer Average Tenure[2]	**$1bn+** White Space Opportunity With Existing Customers
$45bn+ TAM with **>85%** White Space Opportunity[3]	**12%** TAM CAGR ('21E-'24E)	**220k+** Number of Trading Partners	**8bn+** Transaction Data Points Captured Annually

Note: Fiscal year ending 2/28.
[1] Management estimate of normalized churn excluding acquisition-related and COVID-19 related churn.
[2] Average customer tenure based on weighted ARR.
[3] $45bn+ TAM includes only the company's current core markets of North America and Europe. TAM is based on bottoms-up build by industry, company size and level of supply chain complexity.

10

11 Diversified and Sticky Blue - Chip Customer Base With Proven Wallet Share Expansion Strong Network Effects Enhanced by Flexible and Integrated Data Model Category - Defining End - to - End Provider of Mission - Critical Software Attractive Industry Tailwinds and Large TAM With Significant White Space Multiple Ways to Win With Significant Growth Opportunities Company Highlights 4 3 2 1 5 World - Class Management Team

Extensive and Growing TAM With Significant White Space >85% White Space Source: Based on bottoms - up build by industry, company size and level of supply chain complexity. 1 Represents mid - market, enterprise and large - enterprise TAM. 2 Represents industries with low supply chain penetration (e.g. agriculture ). Manual and Excel - Based Solutions Home - Grown Solutions 12 North America and Europe TAM $7bn $27bn $45bn+ (12%+ ’21E - ’24E CAGR) Core SCM Market 1 $ 12bn Professional Services & Support Other 2 Total North America and Europe TAM

Manufacturing Has Evolved and Increased in Complexity 13 Boeing 787 Supply C hain Cars out Iron ore in… x 2mm+ Parts x ~ 500 Suppliers x ~ 10 Countries Decentralized Across Trading Partners CHINA Chengdu Shenyang Melbourne Sydney Charleston Nagaya Frederickson Chula Vista Tulsa Wichita JAPAN Winnipeg CANADA Derby Linköping SWEDEN ITALY FRANCE Foggla Grottaglie Toulouse Gloucester Wing - tip pieces shipped from South Korea to Japan FROM AUSTRALIA Moveable trailing edges and inboard flaps shipped to Everett FROM ASIA Vertical fin leading edge and rudder shipped from China to Frederickson Wing - to - body fairing panels shipped from China to Winnipeg Wing box assembled Vertical fin assembled in Frederickson and trucked to Everett FROM THE MIDWEST Nose section assembled in Wichita and flown to Everett Engine pylons moved by rail from Wichita to Everett Movable leading edges moved by raid from Tulsa to Everett FROM THE SOUTHEAST Mid - and rear - fuselage sections assembled in Charleston and flown to Everett Rear - fuselage assembled Midfuselage assembled Pylon fairing and main landing gear doors moved by rail to Everett Main landing gear flown from Gloucester to Everett Fixed leading edges shipped from Tulsa to Japan FROM EUROPE Horizontal stabilizer flown from Italy to Everett Fueselage sections from Italy to Charleston Major parts traveling to Everett City of origin Pieces traveling to be assembled into larger parts Everett EVERETT Fuselage sections flown from Japan to Charleston Forward cargo door from Linköping to Wichita Passenger entry doors shipped from Toulouser to Charleston Tail cone shipped from South Korea to Everett Harbin SOUTH KOREA Nose landing gear from Gloucester to Wichita River Rouge Plant Ford Motor Company (c. 1947) Manufacturers have transitioned from owning the production lifecycle… …to orchestrating a disparate manufacturing, distribution and selling process Source: Management estimates.

Industry Transformation Has Introduced New Challenges 14 Sample Legacy Architecture Sales and Operations Planning Demand Planning Supply Planning Response Planning Order Promising ERP - 2 Master Data Management CRM & Order Capture Portal Product Configurator Data Hub ERP - 3 Customer Master Product Master Supply Planning EDI Connections Internet Supplier Collaboration Enterprise Data Warehouse Supplier Collaboration Simulation Order fulfillment Source execution Stock refurbishment EMS Partner Collaboration Inventory Optimization (Internal & External) Supply Chain Opportunity data Internet Data Warehouse CRM Retail Sales & Inventory Distribution Sales & Inventory Sales Channels Plan data NAIP ERP - 1 Internet EDI & Rosettanet Disparate Point Solutions Siloed Data and Processes Inaccurate and Outdated Data Lack of Visibility Key Issues for Supply Chains Today

x Connected Industry Transformation Has Introduced New Challenges (Cont’d) 15 x Harmonizes x Real - Time x Integrated Key Issues for Supply Chains Today Disparate Point Solutions Siloed Data and Processes Inaccurate and Outdated Data …and flexible communication capabilities… …providing clean data … … feeding end - to - end supply chain applications A comprehensive network to connect supply chain players… Lack of Visibility E2open’s Approach Need for connected data Globalization Economics of digital supply chains Agile, outsourced, asset - light Product complexity Long - Term Secular Trends

Strong V alue P roposition Driving Sustainable Competitive Advantage 16 Single interface for all participants Harmony Connected, artificial intelligence / machine learning - driven algorithmic applications Applications Ability to harmonize and synchronize disparate data Data Connections to sources of data and content across 220k + enterprises Network E2open’s Sustainable C ompetitive Advantage

Unique and Differentiated Platform 17 SUPPLY CHAIN DIGITAL TWIN Network – Connectivity with and visibility into trading partners Data – Harmonize and synchronize disparate data Applications – AI / ML - based, unified end - to - end decision - making Harmony – Collaboration through a unified visual experience

Vast Global Trade Network Developed Over 20+ Years 18 8bn + Transactions Annually by 220,000+ Enterprises Demand Ecosystem Global Trade Ecosystem Supply Ecosystem Logistics Ecosystem 2mm Resellers $2bn Claims processed per quarter 40mm Channel sales transactions per month 94mm Channel inventory transactions per month 12mm Annual export pre - customs entry lines 92mm Daily restricted party list screenings 183 Countries covered 15mm Free trade aggregate bill of materials qualifications annually 61mm Orders 58mm Shipments 17mm Invoices 480k Supply and manufacturing nodes 26% o f global bookings 46mm Containers tracked per month 9mm Bookings per month 17mm Bills of lading per month Source: Management estimates.

Proprietary Integrated Data Model Connecting a Vast Network 19 Demand Sensing Business Planning Collaborative M anufacturing Supply M anagement Channel Shaping Transportation & Logistics Global Trade Management Software Harmonizing Data Connect to adjacent ecosystems and trading partners on other networks E xternal P artners Internal Systems Trading Partners Raw Materials Supplier Ocean Transportation Manufacturing Site Retailers Consumers / Partners Point Solutions ERP CRM x x x Depth: Data accepted in any format – no standards necessary Speed: AI h armonizing and synchronizing data in real - time Intelligent Applications Breadth: Ability to translate data from any source across a customer’s supply chain E2open has devised an elegant and simple solution to solve complex data problems

Built to Serve All Verticals and Optimized for Complexity

E2open is optimized to serve at the inflection point of supply chain complexity and sophistication



Core E2open vertical
Basic SCM Customers
Evolving SCM Customers
Sophisticated SCM Customers
All verticals are becoming increasingly complex and demanding a multi-enterprise approach
Sophistication in SCM
Industrial
High Tech
Aerospace
CPG
Food & Beverage
Retail
Oil and gas
Healthcare
Chemicals
Utilities
Asset-light supply complexity supply chain pressures
Agile planning for demand complexity pressures
Increasing supply chain complexity pressures
Point on Digital Supply Chain Journey

Source: Management estimates.
Note: Potential variability among firms in SCM sophistication within each industry vertical.

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Widely Recognized and Differentiated Leader

Multi-enterprise platform that combines network, data and applications to differentiate E2open as a clear leader

Gartner

Multi-Enterprise Magic Quadrant

E2OPEN — Recognized as a Leader

Magic Quadrant for Multi-Enterprise Supply Chain Business Networks



CHALLENGERS
LEADERS
E2open
NICHE PLAYERS
VISIONARIES
COMPLETENESS OF VISION
ABILITY TO EXECUTE
As of April 2020
© Gartner, Inc

IDC

Multi-Enterprise MarketSpace

E2OPEN — Recognized as a Leader

Worldwide, Multi-Enterprise Supply Chain Commerce Network Vendor Assessment



IDC MarketScape: Worldwide Multi-Enterprise Supply Chain Commerce Network Vendor Assessment
OpenText
Infor GT Nexus
SPS Commerce
E2open
One Network
Bamboo Rose
TrueCommerce
Vecco
Capabilities
Strategies
Source: IDC, 2018

Nucleus Research

Control Tower Value Matrix

E2OPEN — Recognized as a Leader

Control Tower



FACILITATOR
LEADER
CORE PROVIDER
EXPERT
Kinaxis
Elementum
Llamasoft
One Network Enterprises
E2open
MPO
Blue Yonder
Infor
SAP
ShipStmarter
Elemica
Viewlocity
Greater Usability >
Better Functionality >

21

Source: Gartner, IDC & Nucleus Research, as of 4/20, 12/18 and 9/19 respectively.

Marquee Blue - Chip Customer Base 22 Note: Metrics as of FY20A. 1 Includes Aerospace and Defense / Automotive. 2 Includes CPG, Apparel, Footwear and Retail. 3 Other consists of Agriculture, Business and Financial Services, Education, Medical devices, Oil & Gas, Non - Profit, Pharmaceuticals and Biotech . Industrial 1 Consumer 2 Other 3 Transportation $1.5mm+ Top 100 Customers Average Subscription Revenue 125 + Customers With $10bn+ in Annual Revenue 1,000+ Total Customers Technology

Compelling Value Proposition for Customers Driving Significant ROI

P&G

Cut forecast error by 40% and reduced inventory by 35%; every product forecasted every day, using machine learning/ artificial intelligence

10-20%
Inventory Reductions

15-50%
Improvement in Forecast Accuracy

CISCO

$300mm in savings over 3 years, almost half inventory-related

50%
Direct Materials Procurement Operating Cost Reductions

50-75%
Expediting Cost Reductions

High-Growth, Large Scale Consumer Technology Platform

Execution reduced to 7 days from 8 weeks

~15%
Supply Chain Staff Reductions (~150 FTE baseline)

Source: Management estimates.

23

20% 18% 15% 27% 21% Technology Transportation Consumer¹ Industrial² Other³ 24 Diverse, Long - Tenured Customers Source: Management estimates of pro forma FY20A ARR. Note : Average customer tenure based on weighted ARR. ¹ Includes CPG, Apparel, Footwear and Retail. ² Includes Aerospace & Defense / Automotive. ³ Other consists of Agriculture, Business and Financial Services, Education, Medical devices, Oil & Gas, Non - profit and Pharma a nd Biotech. (FYE 2/28, $ in millions) Average # of SKUs Per Customer Base 4.0 5.2 6.6 7.9 9.3 % of Total Customers Diversification by Industry and Product Family Average Customer Tenure (Years ) ARR by Product Family % of Total ARR % of Total Subscription Revenue 63% 48% 40% 77% 34% 33% 21% 20% 17% 9% 16% 19% 21% 21% 22% Demand Sensing & Business Planning Collaborative Manufacturing & Supply Management Global Trade Management Transportation Channel Shaping 14.3 14.8 15.4 15.7 16.1 Top 100 Top 50 Top 25 Top 15 Top 10

Partnerships / New Sales Channels Sales Force Optimization ▪ Improved large account coverage ratio by 20%, utilizing inside sales for renewals ▪ Investing in elite, hunter sales force over the next 5 months 25 Organic Growth Acceleration Building Blocks Expanding Sales Force ▪ 40% growth in 1H FY21E ▪ 276% growth in existing customer pipeline from Q2 FY18A to Q4 FY20A ▪ 248% growth in new customer pipeline from Q2 FY18A to Q4 FY20A Expanding Pipeline ▪ Expansion from 3 to 7 application families to help drive cross - sell and upsell over the past 3 years ▪ Detailed roadmap of product development Expanding Product Offerings Key Management Focus Steady - state target organic subscription revenue growth of 11 - 12% Data and Analytics Pricing Optimization

▪ Proven track record of successful integration and synergy realization ▪ Pursue numerous actionable targets — Transformative — Tuck - In ▪ Robust tech stack facilitates seamless integration ▪ Sales force investments and incentives ▪ Strategic partnerships ▪ Increase penetration in core industries and accelerate momentum in expansion industries ( CPG, retail, pharma) ▪ Expansion of channel reseller and partner network ▪ Cross - sell / upsell installed base — Ability to double revenue without new logos, new products or M&A — $1bn+ white space within existing customers — 51% of existing customers use only 1 SKU ▪ Price value maximization opportunity 26 Multiple Levers to Continue Accelerating Growth Expand Within Existing Customers A Growth Acceleration Plan Win New Customers B Continue Strategic Acquisitions C

A $1bn+ Existing Customer White Space Opportunity

E2open has significant organic runway within its installed base, which has translated into substantial pipeline growth and expected accelerated revenue growth

Existing Customer White Space Opportunity ($mm)

Transportation & Logistics	$298
Channel Shaping	247
Collaborative Manufacturing & Supply Management	210
Global Trade Management	173
Demand Sensing & Business Planning	151
Total	**$1,080**



% of Total Customers[1]
26%
24%
51%
1 SKU
2 SKUs
3+ SKUs

Recent acquisitions have significantly increased the number of single SKU customers, representing a significant cross-sell opportunity

Source: Management estimates.
[1] As of FY20A. Excludes customers with less than $50k ARR.

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28 Increasing Wallet Share Within Existing Customer Base Proven land and expand track record as customers realize increasing value from E2open’s end - to - end solutions FY18 FY20 FY18 FY20 FY18 FY20 FY18 FY20 A Source: Management estimates. Note: Fiscal Year ending 2/28. ARR Increase in Existing Customers

Winning New Logos – Case Study

	High-Growth, Large Scale Consumer Technology Platform Standalone	E2OPEN With E2open
Product	**Reliant on manual processes**	**Comprehensive system** around Business Planning solution from E2open
Costs	**Expensive** cost structure from rapid growth	**10-15% reduction** in inventory carrying costs
Efficiency	Extended average **close time of ~8 weeks** Need for large **logistics / supply chain dedicated staff**	Close time decreased from **8 weeks to 7 days** **Dedicated staff reduced**
Data	Excel-based solutions are **inefficient and error-prone**	**Significant visibility** into entire supply chain

Source: Management estimates.

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30 Continue Strategic Acquisitions Key Acquisition Criteria Acquisition Strategy Revenue Acceleration Platform Integration Mission - Critical Solutions in Core Markets Complementary Cloud Applications With Minimal Product Overlap New Customer Relationships in Vertical or Geographic Markets TAM Expansion Proprietary Data and Network Expansion x x x x x Cost Optimization C Strategic Accelerate Top - Line Growth and Scale Accretive to Cash Flow and Earnings Meets Target Return Synergy and Operating Efficiency Opportunities x x x x Financial

INTTRA – M&A Case Study

E2open has built a platform that can efficiently and successfully integrate data, technology, products and people, generating compelling synergies and accelerating growth


E2OPEN
Supply Ecosystem
INTTRA
Logistics Ecosystem
E2OPEN
Demand Ecosystem

Strategic Rationale

Manages **26% of global freight**

Ocean freight visibility expanded end-to-end supply chain coverage

New logistics market for cross-sell and upsell

Greater **ability to serve transportation carriers** and other logistics service providers

Significant **increase in ocean shipping** and associated data rights

Financial Rationale

Increased run-rate **subscription revenue by ~30%**

30% increase to Adj. EBITDA

Paid <10x Pro Forma Adj. EBITDA multiple

Achieved **127% of planned cost synergies**

Source: Management estimates.

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World - Class M anagement Team Peter Hantman Chief Operating Officer & Executive Vice President, Global Business Units Jarett Janik Chief Financial Officer Joe Olson Executive Vice President & Chief of Customer Operations Michael Farlekas President & Chief Executive Officer 32 Debbie Smith Executive Vice President, Human Resources & Training Laura L. Fese Executive Vice President & General Counsel Pawan Joshi Executive Vice President, Product Management & Strategy Mike Verdeyen Executive Vice President, Product Development & Infrastructure

33 Diversified and Sticky Blue - Chip Customer Base With Proven Wallet Share Expansion Strong Network Effects Enhanced by Flexible and Integrated Data Model Category - Defining End - to - End Provider of Mission - Critical Software Attractive Industry Tailwinds and Large TAM With Significant White Space Multiple Ways to Win With Significant Growth Opportunities Company Highlights 4 3 2 1 5 World - Class Management Team

Company Highlights Financial Overview Valuation Overview Appendix I II III IV 34

35 Industry Leading Profitability With Exceptional Free Cash Flow 4 Scalable Cost Structure With Structural Operating Leverage 3 Multiple Drivers of Sustainable Organic Growth 2 Highly Durable, Recurring and Predictable Revenue Model 1 Financial Highlights

$201 $305 $335 $367 FY19A FY20A FY21E FY22E $41 $64 $105 $121 FY19A FY20A FY21E FY22E $ 139 $ 209 $ 242 $268 FY19A FY20A FY21E FY22E 36 Industry Leading Growth and Profitability Source: Management estimates. Note: Fiscal Year ending 2/28. (FYE 2/28, $ in millions) Revenue ($mm) Adj. Gross Profit ($mm) PF Adj. EBITDA ($ mm) YoY Revenue Growth - 52% 10% 10% 80% 83% 83% % Subscription Revenue 76% 69% 72% 73% 69% % Margin 21% 31% 33% 20% % Margin YoY Subscription Revenue Growth - 59% 15% 9%

$134 $139 1H FY20PF 1H FY21PF 37 Demonstrated History of Consistent Organic Growth Source: Management estimates for performance excluding acquisitions. 1 Based on management estimates for performance normalizing the impact of acquisitions . Figures exclude revenue from known subscription churn at the time of acquisition. (FYE 2/28, $ in millions) Subscription Revenue Organic Growth 1 $219 $266 FY17PF FY20PF

Resiliency Through COVID-19

Initial Impact	E2open Response	Long-Term Tailwinds
▪ Supply chains globally experienced disruptions driven by COVID-19 uncertainty ▪ Q1 close rate declined as customers delayed investment decisions ▪ Subscription revenues remained resilient given long-term SaaS contracts ▪ Professional services revenue more acutely impacted by delayed new implementations ▪ Slight uptick in churn	▪ Pipeline currently at all-time high ▪ Increased connectivity with C-suite executives ▪ Improved collection process from customers resulted in NWC benefits ▪ Reduced overhead expenses from lower travel, marketing and variable facilities spend	▪ Global supply chain disruptions ▪ Supply chain resiliency ▪ Predictive risk management ▪ Distributed supply chain networks ▪ Technology-enabled automation

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39 Target Leverage Policy 3.0x Normal Target Range 4.0x Factors Influencing Leverage Investment Opportunities Equity Valuation Multiple Debt Structure Executed Low Favorable Anticipated High Unfavorable Debt Maturity Long - Term Near - Term Equilibrium leverage target range balances financial flexibility with an efficient capital structure Net Debt / Pro Forma Adj. EBITDA

106% 107% FY19A FY20A 95% 94% FY19A FY20A 40 Note : Fiscal Year ending 2/28. FY19A and FY20A Gross and Net Retention adjusted for acquisition related churn. 1 Customers reflect data as of FY20A. 2 Beginning balance, upsell / cross - sell, downsell and churned customer as a % of beginning ARR. Strong Performance on Key Metrics 68% 7% 25% 93% 2% 5% 5+ Years 3 – 4 Years 1 – 2 Years % of Customers % of ARR Gross Retention 2 Net Retention 2 Customer Tenure 1 Network Growth (000s) 494 523 FY19A FY20A Users

Significant Visibility Into Future Years 41 $305mm FY22E Subscription Revenue Revenue under contract through FY22E SaaS - based model with average 3 - year contracts 2H FY21E and FY22E go - get $209mm $37mm Note: Fiscal Year ending 2/28. 1 Net of expected churn. 88% Visibility Into FY22E Subscription Revenue $59mm Historical gross retention of ~95% Expected FY22E renewals 1 Historical net retention of ~107%

Attractive Long - Term Financial Profile Long - Term Organic Growth Model Additional Potential Upside From Acquisitions 42 Revenue Growth Pro Forma Adj. EBITDA Growth Pro Forma Adj. EBITDA Margin Capex as a % of Revenue 10%+ Teens % High - 30%’s 5 - 6% Adjusted Gross Profit Margin Mid - 70%’s

Company Highlights Financial Overview Valuation Overview Appendix I II III IV 43

Scale and Offerings Enterprise Value ($mm) $2,565 $4,504 $3,671 $5,838 $2,455 CY21E Revenue ($mm) 367 375 255 620 332 CY21E Adj. EBITDA ($mm) 121 154 62 145 94 # of Employees 2,400+ 1,550+ 550+ 3,400+ 1,360+ # of Customers 1,000+ 20,000+ 100+ 1,200+ 90,000+ Solution Offerings Comprehensive End - to - End (Execution, Planning, Procurement) Execution Planning Execution Procurement Proprietary Network SaaS Subscription - Based Cloud - Based Deployment Financial Metrics CY21E Revenue Growth CY21E Gross Profit Margin CY21E Adj. EBITDA Margin Operational Benchmarking Note: Market data and consensus estimates as of 9/11/2020. FY22E for E2open is used as a proxy for CY21E. 44 10% 10% 16% 10% 9% Median: 9.7% 73% 74% 70% 54% 69% Median: 69.5% 33% 41% 24% 23% 28% Median: 26.4%

7.0 x 12.0 x 14.4 x 9.4 x 7.4 x Median: 10.7x Valuation Benchmarking Note: Market data and consensus estimates as of 9 /11/2020. FY22E for E2open is used as a proxy for CY21E. ¹ E2open multiples assume a $2.57bn EV. CY21E EV / Revenue CY21E EV / EBITDA 1 1 21.3 x 29.2 x 59.1 x 40.2 x 26.0 x Median: 34.7x 45

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Company Highlights Financial Overview Valuation Overview Appendix I II III IV 47

End-to-End Supply Chain Solutions

Intelligent Applications End-to-End Process Orchestration

	Channel Shaping	Demand Sensing	Business Planning	Global Trade Management	Transportation & Logistics	Collaborative Manufacturing	Supply Management
	• **Visibility into downstream channel data** to optimize supply chain performance • Monitor & **orchestrate all channels:** retail, distributor and online	• **Forecast demand** across all horizons • Incorporate key data and **collaborate with customers**	• Scenario-based **planning and execution capabilities** • **Balance demand, supply, inventory and financial targets**	• Automate import and export processes • Facilitate **cross-border operations** and reduce broker fees	• Orchestrate the movement of goods by **connecting every party to critical trade** and **logistics data** • Book directly with carriers via TMS	• **Visibility for all manufacturing activities –** internal and external • Monitor key metrics across manufacturing and fulfilment	• Orchestrate the **extended multi-tier supply ecosystem** • Ensure complete continuity of supply
Examples of Value Created	• Systems consolidation from 70 to 6 • **$40mm savings over** 2 years	• **30 - 40% increase** in near-term forecast accuracy • **$100mm+ reduction of inventory**	• **$100mm+ in annual spend reduction** • Achieved **near real-time visibility** of all material movements	• **Helped save $400mm** in duties – on average 10-15% • **Grew FTA utilization** from 4 to 28 in 18 months	• **Reduce operational cost** for shipper **by 25%** • Asset utilization for carrier **improves** by **8%+**	• Raised inventory **accuracy from 85% to 99%** • Eliminated **$15mm / year in non-compliance and audit charges**	• **20% inventory costs reduction** in certain segments • 10% productivity gain with process re-engineering

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Non-GAAP and Pro Forma Reconciliation

Non-GAAP Reconciliation

$ in millions	FYE February, 2019A	2020A	2021E	2022E
Gross Profit	$ 128	$ 184		
Depreciation and Amortization	12	25		
Adj. Gross Profit	**$ 139**	**$ 209**	**$ 242**	**$ 268**
Net Income / (Loss)	(30)	(100)		
Interest expense, net	22	65		
Income Tax Expense	(8)	(7)		
Depreciation and Amortization	34	60		
EBITDA	**$ 18**	**$ 18**		
Non-Cash Adjustments[1]	2	-		
Acquisition-Related Adjustments[2]	16	28		
Non-Recurring / Non-Operating Costs[3]	2	3		
Share-Based Compensation[4]	8	19		
Adj. EBITDA	**$ 46**	**$ 69**	**$ 104**	**$ 126**

Pro Forma Reconciliation

$ in millions	FYE February, 2019A	2020A	2021E	2022E
Adj. EBITDA	$ 46	$ 69	$ 104	$ 126
Public Company Costs	(5)	(5)	(5)	(5)
Acquisition Synergies	-	-	6	-
Pro Forma Adj. EBITDA	**$ 41**	**$ 64**	**$ 105**	**$ 121**

Note: Historical audits were conducted by AICPA which the company is currently revising to be compliant with PCAOB.

[1] Includes gains / loss on investments.

[2] Includes transaction-related expenses, professional fees and non-recurring integration costs for historical acquisitions.

[3] Includes primarily non-recurring professional fees and legal expenses associated with refinancing activities, accounting policy changes and other non-recurring / non-operating costs.

[4] FY20A includes non-recurring items related to the acquisition of Amber Road and acceleration of vesting for terminated executives as part of integration.

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